Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Amber Rensen
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. ANNOUNCES THIRD-QUARTER 2016 FINANCIAL RESULTS

Reported Revenue Up 4% on International and Direct-to-Consumer Expansion
Net Income and Adjusted EBIT Grow Double-Digits

SAN FRANCISCO (October 11, 2016) – Levi Strauss & Co. (LS&Co.) announced financial results today for the third quarter ended August 28, 2016.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	August 28, 2016	August 30, 2015	As Reported
Net revenues	$1,185	$1,142	4%
Net income attributable to LS&Co.	$98	$58	69%
Adjusted EBIT	$146	$128	14%

Net revenues grew four percent on a reported basis and grew five percent excluding $11 million in unfavorable currency translation effects. Higher revenues primarily reflected increased direct-to-consumer sales, which grew 14 percent for the third quarter, on performance and expansion of the retail network as well as ecommerce growth. Constant-currency wholesale revenues increased low single-digits for the quarter.

Third quarter net income grew 69 percent primarily reflecting revenue growth and a decline in charges related to the company’s productivity initiative. Third quarter Adjusted EBIT grew 14 percent reflecting higher direct-to-consumer sales and lower advertising costs. A reconciliation of Adjusted EBIT is provided at the end of this press release.

“We are pleased with the third quarter results with broad-based revenue growth across all three regions despite the continued challenging environment, particularly in the U.S.,” said Chip Bergh, president and chief executive officer. “Our direct-to-consumer business continues to drive our results with both brick and mortar and ecommerce growing double digits.”

LS&Co. Q3 2016 Results/Add One
October 11, 2016

Third-Quarter 2016 Highlights

▪
On a reported basis, gross profit in the third quarter grew to $593 million compared with $573 million for the same quarter of 2015, despite unfavorable currency translation effects of approximately $5 million. Gross margin for the third quarter was 50.0 percent of revenues compared with 50.2 percent of revenues in the same quarter of 2015, as international and lower negotiated product costs were offset by the unfavorable transactional impact of currency and lower margins in the U.S. wholesale business.

▪
Selling, general and administrative (SG&A) expenses for the third quarter were $449 million compared with $455 million in the same quarter of 2015. Currency favorably impacted SG&A by $4 million. Excluding currency, lower costs were associated with lower advertising costs, lower restructuring-related charges and a benefit of approximately $7 million associated with the resolution of a vendor dispute. These lower costs were partially offset by higher costs related to the expansion of the company's direct-to-consumer business. The company had 42 more company-operated stores at the end of the third quarter of 2016 than it did at the end of the third quarter of 2015.

▪
Operating income of $145 million in the third quarter was up from $115 million in the same quarter of 2015, primarily due to the higher gross profit. Currency translation had no significant impact on operating income.

Regional Overview

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	August 28, 2016	August 30, 2015		August 28, 2016	August 30, 2015
Americas	$724	$713	2%	$149	$144	3%
Europe	$283	$259	9%	$57	$51	12%
Asia	$179	$170	5%	$19	$26	(25)%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
In the Americas, excluding unfavorable currency effects of $8 million, net revenues increased three percent, as direct-to-consumer and wholesale revenues grew in Mexico. Net revenues in the United States declined slightly, as direct-to-consumer growth was offset by declines at wholesale. Excluding unfavorable currency effects of $2 million, operating income increased primarily due to lower advertising and promotion expenses and an approximately $7 million benefit resulting from the resolution of a vendor dispute.

•
In Europe, excluding unfavorable currency effects of $2 million, net revenues grew ten percent reflecting direct-to-consumer growth from performance and expansion. Excluding favorable currency effects of $2 million, operating income increased primarily due to the region's higher net revenues.

•
In Asia, excluding unfavorable currency effects of $1 million, net revenues grew six percent, primarily due to direct-to-consumer expansion and improved wholesale performance. Excluding unfavorable currency effects of $1 million, operating income decreased due to lower gross margin and higher investment in retail expansion.

LS&Co. Q3 2016 Results/Add Two
October 11, 2016

Cash Flow and Balance Sheet

At August 28, 2016, cash and cash equivalents of $272 million were complemented by $665 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $0.9 billion. Total debt and net debt at the end of the third quarter remained approximately $1.1 billion and $0.8 billion, respectively. Free cash flow through the first nine months of 2016 was negative $11 million, reflecting higher inventory, an increase in capital expenditures and an increase in dividends paid as compared to prior year.

Investor Conference Call

The company’s third-quarter 2016 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~82198658 October 11, 2016, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 82198658. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one week. A telephone replay is also available through October 14, 2016, at 800-585-8367 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 82198658. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,800 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2015 net revenues were $4.5 billion. For more information, go to http://levistrauss.com.

LS&Co. Q3 2016 Results/Add Three
October 11, 2016

Forward Looking Statement

This news release and related conference call contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to: inventory levels, including year-end levels; full year gross margin; SG&A and advertising costs; capital expenditures; profitable revenue and gross margin growth; growing the U.S. business; and new store openings. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2015 and our Quarterly Report on Form 10-Q for the quarter ended August 28, 2016, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release and related conference call. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release and related conference call to reflect circumstances existing after the date of this news release and conference call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

LS&Co. Q3 2016 Results/Add Four
October 11, 2016

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THIRD QUARTER OF 2016” below for reconciliation to the most comparable GAAP financial measures.

Constant currency

Constant-currency comparisons are based on translating local currency amounts in the prior-year period at actual foreign exchange rates for the current year. The company routinely evaluates its financial performance on a constant-currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 28, 2016	November 29, 2015
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$271,640	$318,571
Trade receivables, net of allowance for doubtful accounts of $13,370 and $11,025	445,238	498,196
Inventories:
Raw materials	3,522	3,368
Work-in-process	3,408	3,031
Finished goods	844,240	600,460
Total inventories	851,170	606,859
Other current assets	105,809	104,523
Total current assets	1,673,857	1,528,149
Property, plant and equipment, net of accumulated depreciation of $845,158 and $811,013	384,501	390,829
Goodwill	236,066	235,041
Other intangible assets, net	43,033	43,350
Non-current deferred tax assets, net	556,556	580,640
Other non-current assets	95,360	106,386
Total assets	$2,989,373	$2,884,395

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$61,235	$114,978
Current maturities of long-term debt	39,791	32,625
Accounts payable	$269,737	$238,309
Accrued salaries, wages and employee benefits	163,029	182,430
Restructuring liabilities	$8,603	$20,141
Accrued interest payable	21,345	5,510
Accrued income taxes	$18,531	$6,567
Other accrued liabilities	254,165	245,607
Total current liabilities	836,436	846,167
Long-term debt	1,005,902	1,004,938
Long-term capital leases	14,782	12,320
Postretirement medical benefits	96,718	105,240
Pension liability	340,142	358,443
Long-term employee related benefits	68,167	73,342
Long-term income tax liabilities	23,314	26,312
Other long-term liabilities	60,930	56,987
Total liabilities	2,446,391	2,483,749
Commitments and contingencies
Temporary equity	82,829	68,783

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,467,442 shares and 37,460,145 shares issued and outstanding	375	375
Additional paid-in capital	—	3,291
Retained earnings	834,488	705,668
Accumulated other comprehensive loss	(377,093)	(379,066)
Total Levi Strauss & Co. stockholders’ equity	457,770	330,268
Noncontrolling interest	2,383	1,595
Total stockholders’ equity	460,153	331,863
Total liabilities, temporary equity and stockholders’ equity	$2,989,373	$2,884,395
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	August 28, 2016	August 30, 2015	August 28, 2016	August 30, 2015
	(Dollars in thousands) (Unaudited)
Net revenues	$1,185,111	$1,142,012	$3,253,198	$3,209,267
Cost of goods sold	592,305	568,655	1,583,596	1,598,614
Gross profit	592,806	573,357	1,669,602	1,610,653
Selling, general and administrative expenses	448,525	454,530	1,349,039	1,329,474
Restructuring, net	(627)	4,054	1,030	11,346
Operating income	144,908	114,773	319,533	269,833
Interest expense	(19,170)	(17,138)	(54,483)	(62,363)
Loss on early extinguishment of debt	—	—	—	(14,002)
Other income (expense), net	4,679	(8,316)	6,755	(26,705)
Income before income taxes	130,417	89,319	271,805	166,763
Income tax expense	32,713	30,858	76,750	58,567
Net income	97,704	58,461	195,055	108,196
Net loss (income) attributable to noncontrolling interest	614	(286)	(176)	62
Net income attributable to Levi Strauss & Co.	$98,318	$58,175	$194,879	$108,258
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Nine Months Ended
	August 28, 2016	August 30, 2015	August 28, 2016	August 30, 2015
	(Dollars in thousands) (Unaudited)
Net income	$97,704	$58,461	$195,055	$108,196
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,356	4,678	10,673	13,613
Net investment hedge (losses) gains	(804)	(319)	(1,718)	285
Foreign currency translation losses	(33)	(14,034)	(1,731)	(23,534)
Unrealized gains (losses) on marketable securities	675	(1,389)	356	(1,115)
Total other comprehensive income (loss), before related income taxes	3,194	(11,064)	7,580	(10,751)
Income taxes related to items of other comprehensive income	(1,356)	(2,083)	(4,994)	(3,384)
Comprehensive income, net of income taxes	99,542	45,314	197,641	94,061
Comprehensive loss (income) attributable to noncontrolling interest	333	(331)	(788)	98
Comprehensive income attributable to Levi Strauss & Co.	$99,875	$44,983	$196,853	$94,159

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 28, 2016	August 30, 2015
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$195,055	$108,196
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,966	75,448
Asset impairments	1,259	1,912
Gain on sale of assets	(6,024)	(8,607)
Unrealized foreign exchange losses	17,702	11,667
Realized gain on settlement of forward foreign exchange contracts not designated for hedge accounting	(21,419)	(6,107)
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement loss	11,240	12,764
Employee benefit plans’ curtailment loss	35	—
Noncash restructuring (gain) charges	(396)	269
Noncash loss on early extinguishment of debt	—	3,448
Amortization of premium, discount and debt issuance costs	1,909	1,546
Stock-based compensation	6,045	12,827
Allowance for doubtful accounts	2,622	890
Change in operating assets and liabilities:
Trade receivables	40,334	62,259
Inventories	(255,460)	(41,789)
Other current assets	248	3,110
Other non-current assets	(12,504)	(9,080)
Accounts payable and other accrued liabilities	77,355	(35,209)
Restructuring liabilities	(13,618)	(31,314)
Income tax liabilities	34,309	16,697
Accrued salaries, wages and employee benefits and long-term employee related benefits	(55,595)	(56,415)
Other long-term liabilities	3,756	(13,402)
Other, net	—	1,221
Net cash provided by operating activities	102,819	110,331
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(74,797)	(66,405)
Proceeds from sales of assets	17,279	8,977
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	21,419	6,107
Acquisitions, net of cash acquired	(47)	(2,271)
Net cash used for investing activities	(36,146)	(53,592)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	500,000
Repayments of long-term debt and capital leases	(2,409)	(527,315)
Proceeds from senior revolving credit facility	180,000	295,000
Repayments of senior revolving credit facility	(249,000)	(281,000)
Proceeds from short-term credit facilities	24,905	20,292
Repayments of short-term credit facilities	(14,216)	(14,137)
Other short-term borrowings, net	3,274	(987)
Debt issuance costs	—	(4,605)
Change in restricted cash, net	2,977	1,381
Repurchase of common stock	(1,402)	(2,294)
Excess tax benefits from stock-based compensation	214	805
Dividend to stockholders	(60,000)	(50,000)
Net cash used for financing activities	(115,657)	(62,860)
Effect of exchange rate changes on cash and cash equivalents	2,053	(19,579)
Net decrease in cash and cash equivalents	(46,931)	(25,700)
Beginning cash and cash equivalents	318,571	298,255
Ending cash and cash equivalents	$271,640	$272,555

Noncash Investing Activity:
Purchases of property, plant and equipment not yet paid at end of period	$19,401	$17,779

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$34,667	$44,562
Cash paid for income taxes during the period, net of refunds	41,090	44,827
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE THIRD QUARTER OF 2016

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on October 11, 2016, discussing the company’s financial condition and results of operations as of and for the quarter ended August 28, 2016. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, (payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, loss on early extinguishment of debt, other (income) expense, net, restructuring and related charges, severance, asset impairment charges and other, net, and pension and postretirement benefit plan curtailment and net settlement (gains) losses, net.

Free cash flow:

	Nine Months Ended
($ millions)	August 28, 2016	August 30, 2015
	(unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$102.8	$110.3

Non-GAAP measure:
Net cash provided by operating activities	$102.8	$110.3
Purchases of property, plant and equipment	(74.8)	(66.4)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	21.4	6.1
Dividend to stockholders	(60.0)	(50.0)
Free cash flow	$(10.6)	$—

Net debt:

($ millions)	August 28, 2016	November 29, 2015
	(unaudited)
Most comparable GAAP measure:
Total debt	$1,106.9	$1,152.5

Non-GAAP measure:
Total debt	$1,106.9	$1,152.5
Cash and cash equivalents	(271.6)	(318.6)
Net debt	$835.3	$833.9

Adjusted EBIT:

	Three Months Ended
($ millions)	August 28, 2016	August 30, 2015
	(unaudited)
Most comparable GAAP measure:
Net income	$97.7	$58.5

Non-GAAP measure:
Net income	97.7	58.5
Income tax expense	32.7	30.8
Interest expense	19.2	17.2
Other (income) expense, net	(4.7)	8.3
Restructuring and related charges, severance, asset impairment charges and other, net	1.8	13.2
Pension and postretirement benefit plan curtailment and net settlement losses, net	(0.4)	(0.2)
Adjusted EBIT	$146.3	$127.8